EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Biora Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.001 per share(1)	457(c)	96,661,836	$0.67	$64,763,430.12	0.00014760	$9,559.08

	Total Offering Amounts					$64,763,430.12		$9,559.08

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$9,559.08

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)

The amount registered consists of up to (i) 5,286,284 shares of common stock issuable upon conversion of $4,000,000 principal amount of a new tranche (the “New Money Payment Priority Notes”) of the Company’s 11.00%/13.00% Convertible Senior Secured Notes due 2028 (the “2028 Convertible Notes”) with payment priority over the existing 2028 Convertible Notes; (ii) 5,207,437 shares of common stock that may be issuable (A) in respect of interest payments or make-whole amounts on the New Money Payment Priority Notes that the Company settles in shares of common stock or (B) upon conversion of, or in respect of, interest payments or make-whole amounts on any additional New Money Payment Priority Notes issuable with respect to interest payments on the New Money Payment Priority Notes that are settled in kind; (iii) 14,220,087 shares of common stock issuable upon conversion of $10,759,986 principal amount of a new tranche of the 2028 Convertible Notes issued in exchange for existing 2028 Convertible Notes (the “Exchange Payment Priority Notes”); (iv) 14,007,986 shares of common stock that may be issuable (A) in respect of interest payments or make-whole amounts on the Exchange Payment Priority Notes that the Company settles in shares of common stock or (B) upon conversion of, or in respect of, interest payments or make-whole amounts on any additional Exchange Payment Priority Notes issuable with respect to interest payments on the Exchange Payment Priority Notes that are settled in kind; (v) 21,793,685 additional shares of common stock issuable upon the conversion of existing 2028 Convertible Notes due to a change in conversion price (the “Amended 2028 Convertible Notes”); (vi) 19,645,148 additional shares of common stock that may be issuable (A) in respect of interest payments or make-whole amounts on the Amended 2028 Convertible Notes that the Company settles in shares of common stock or (B) upon conversion of, or in respect of, interest payments or make-whole amounts on any additional Amended 2028 Convertible Notes issuable with respect to interest payments on the Amended 2028 Convertible Notes that are settled in kind, in each case due to a change in the conversion price; (vii) 6,677,794 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable any time from the date of issuance (subject to any limitations under the rules of Nasdaq that require stockholder approval of issuance of shares) and an exercise price of $0.60 per share; (viii) 100,000 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable any time from the date of issuance (subject to any limitations under the rules of Nasdaq that require stockholder approval of issuance of shares) and an exercise price of $0.60 per share; (ix) 3,018,868 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable any time on or after June 5, 2024 and an exercise price of $1.10; (x) 4,090,911 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable at any time on or after June 5, 2024 and an exercise price of $1.10 per share; (xi) 1,363,637 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable any time from the date of issuance (subject to any limitations under the rules of Nasdaq that require stockholder approval of issuance of shares) and an exercise price of $0.60 per share; and (xii) 1,249,999 shares of common stock issuable upon the exercise of warrants to purchase common stock with a term of five years that are exercisable any time from the date of issuance (subject to any limitations under the rules of Nasdaq that require stockholder approval of issuance of shares) and an exercise price of $0.60 per share.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Market on August 16, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).